Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)* Eli Doron, Adv. & Notary Ronen Kantor, Adv. Amit Gross, Adv. & Notary Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Ron Soulema, Adv.

Moti Philip, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar Dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Tmoora Detsch Kaufman, Adv.

Lilach Cohen-Shamir, Adv.

Orly Pharan, Adv.

Rotem Nissim, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv. & Notary

Jossef Prins, Adv.

Shay Almakies, Adv. & Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Hadas Garoosi Wolfsthal, Adv.

Odelia Cohen-Schondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Sivan Kaufman, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Inbal Naim, Adv.

Sivan Feldhamer, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Inbal Harel Gershon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv. & economist

Hadar Weizner, Adv. & economist

Yaniv Levi, Adv.

Noy Keren, Adv.

Avi Kababgian, Adv.

Bnei Brak, January 7, 2022

Can-Fite BioPharma Ltd.

10 Bareket Street,

Kiryat Matalon,

P.O. Box 7537,

Petach-Tikva 4951778,
Israel

Dear Sir and Madam:

We have acted as Israeli counsel to Can-Fite BioPharma Ltd. (the “Company”), a company organized under the laws of the State of Israel. As such, we have participated in the preparation of the Company’s registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resales, by the selling shareholders listed in the Registration Statement under the heading “Selling Shareholders”, of up to an aggregate of up to 190,500,000 ordinary shares (the “Ordinary Shares”), par value NIS 0.25 per share of Can-Fite Biopharma Ltd., represented by 6,350,000 American Depository Shares (the “ADSs”), consisting of (i) 180,000,000 ordinary shares represented by 6,000,000 ADSs issuable upon the exercise of warrants issued in a private placement in December 2021, or the December 2021 Private Placement, and (ii) 10,500,000 ordinary shares represented by 350,000 ADSs issuable upon the exercise of placement agent warrants issued in connection with the December 2021 Private Placement. .

As counsel to the Company in Israel, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, the Ordinary Shares underlying the ADSs, when issued, sold and delivered by the Company upon exercise of the warrants against receipt of the exercise price thereof, if applicable, in accordance with the terms of the warrants, will be validly issued, , fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co.

Advocates and Notaries

Eli Kulas. Adv. Notary & Mediator - Counselor Jan Robinsohn, M.Jur. Adv. & Notary - Counselor**** Giora Amir, Adv. Notary - Counselor

* Member of the New York State Bar
** Member of the Law Society in England & Wales
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**** Honorary Consul Of The Republic Of Poland (ret.)	(Phoenix House) 7th Floor, 3309510 Tel. +972-4-8147500 | Fax 972-4-8555976	7 metsada St. Bnei Brak, 5126112 Tel. 972-3-6109100 | Fax +972-3-6127449
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